                                                                   EXHIBIT 10.29

                              TERM LOAN AGREEMENT


   THIS TERM LOAN AGREEMENT ("Agreement") is made this 5th day of December,
1996 by and between FOUR MEDIA COMPANY, a Delaware corporation ("Borrower"), and TOKAI BANK OF CALIFORNIA, a California banking corporation ("Lender").

     A. Borrower has applied to Lender for a loan in the principal amount of Eight Million Four Hundred Thousand and No/100 Dollars ($8,400,000.00).

     B. Lender has agreed to make the loan to Borrower upon the terms and conditions hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   ---------
                        DEFINITIONS AND INTERPRETATIONS
                        -------------------------------

          For purposes of this Agreement, the following terms shall have the following meanings:

          1.1  DEFINITIONS.  The definitions set forth in the Recitals are
               -----------
incorporated herein by reference.


               "Agreement" shall mean this Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, or amended.

               "Affiliate" shall mean any person or business entity, directly or indirectly, in control of, controlled by or under the common control of Borrower, or of a successor thereof, whether through merger, consolidation, transfer of assets or otherwise.

               "Assets" shall have the meaning usually given that term in accordance with GAAP, but shall exclude sums due to Borrower from Affiliates (other than subsidiaries).

               "Assignment of Leases" shall mean the Absolute Assignment of Leases and Rents in form and content satisfactory to Lender to be delivered by Borrower to Lender covering the Property.

               "Business Day" shall mean a day of the year on which banks are not required or authorized to close in California.

               "Contingent Liabilities" shall mean all contingent liabilities as determined and computed in accordance with GAAP.

               "Current Assets" shall mean all current assets as determined and computed in accordance with GAAP (excluding loans to officers and employees).

               "Current Liabilities" shall mean all current liabilities as determined and computed in accordance with GAAP.

               "Deed of Trust" shall mean the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing given by Borrower, as Trustor, to North American Title Company, as Trustee for the benefit of Lender, as Beneficiary.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and, unless the context otherwise requires, the regulations thereunder.

               "Event of Default" shall mean any of those events specified in
Article 5 hereof.

               "Financial Statements" means balance sheets, income statements, reconciliation of capital structure, statements of sources and applications of funds together with appropriate notes and footnotes in accordance with GAAP.

               "Financing Statement" shall mean a financing statement (Form UCC-1) given by Borrower to Lender and dated concurrent herewith.

               "Fixed Rate" shall mean the Fixed Rate as defined in the Note.

               "Fixtures" shall mean the fixtures as defined in the Deed of Trust.

               "GAAP" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of Borrower, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

               "Governmental Agency" or "Government Agency" shall mean any federal, state or local governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, court, administrative tribunal, or public utility.

               "Guarantor" shall mean, collectively, 4MC-Burbank, Inc., a Delaware corporation and Digital Magic Company, a Delaware corporation.

               "Guaranty" shall mean the continuing guaranty of each Guarantor guaranteeing payment of the Loan.

               "Hazardous Substances Indemnity Agreement" shall mean the Hazardous Substances Indemnity Agreement dated the date hereof between the Borrower and the Lender.

               "Insurance Policies" shall mean any of the policies of insurance specified in Article 4 Section 4.1. hereof.

               "Laws" shall mean, collectively, all federal, state, and local laws, rules, regulations, ordinances, and codes.

               "Liabilities" shall have the meaning usually given that term in accordance with GAAP.

               "Libor Rate" shall mean the Libor Rate as defined in the Note.

               "Loan" shall mean the loan described in Article 3 of this Agreement in the principal amount of $8,400,000.00.

               "Loan Documents" shall mean the Note, Deed of Trust, Financing Statement, this Agreement, and such other documents as Lender may require Borrower to give to Lender as evidence of and/or security for the Loan and the Guaranty.

               "Loan Proceeds" shall mean all funds advanced by Lender as a Loan to Borrower under this Agreement.

               "Maturity Date" shall mean December 31, 2003.

               "Net Profit" shall have the meaning usually given that term in accordance with GAAP.

               "Note" shall mean the Promissory Note of Borrower payable to the order of Lender, evidencing the Loan.

               "Organizational Documents" shall mean:

                     (i)   Borrower's Certificate of Incorporation and By-Laws.

                    (ii) An affidavit of Borrower signed by an officer of Borrower, where applicable, in form and substance satisfactory to Lender affirming the authority of Borrower to borrow the Loan and enter into the Loan Documents, and affirming the names and signatures of all officers of Borrower authorized to execute documents in connection with the Loans.

               "PBGC" means the Pension Benefit Guaranty Corporation or any successor established under ERISA.

               "Permitted Encumbrances" shall mean the matters approved by Lender shown in the report of title of the Title Company.

               "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization or a Government Agency.

               "Personalty and Fixtures" shall mean the personalty and fixtures as defined in the Deed of Trust.

               "Plan" means an employee benefit plan or other plan maintained for employees of Borrower and covered by Title IV of ERISA.

               "Prime Rate" shall mean Lender's Prime Rate which is the rate announced from time to time by Lender to be the Prime Rate as reflected in the books and records of Lender. The Prime Rate may vary from time to time and the interest rate shall automatically change on the same day the Prime Rate changes.

               "Property" shall mean the Property as defined in the Deed of Trust.

               "Tangible Net Worth" shall mean the excess of Assets over Liabilities, excluding, however, from the determination of Assets: (i) all assets that would be classified as intangible assets under GAAP, including without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), negative goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and research and development costs); and (ii) subordinated debt.

               "Title Company" shall mean North American Title Company.

               "Title Policy" shall mean a standard American Land Title Association Lender's policy of title insurance for the Property, insuring Lender in the amount of the Loans and with such other endorsements as Lender may request.

               "Working Capital" shall mean the existence of Current Assets, excluding LIFO reserves, over Current Liabilities as those terms are understood in accordance with GAAP.

          1.2  ACCOUNTING TERMS.  All accounting terms not specifically defined
               ----------------
herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the Financial Statements referred to in Article 4 Section
4.14 and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

          1.3  USE OF DEFINED TERMS.  Any defined terms used in the plural shall
               --------------------
include the singular and such terms shall encompass all members of the relevant class.

          1.4  SCHEDULES AND EXHIBITS.  All schedules and exhibits to this
               ----------------------
Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by reference.

          1.5  REFERENCES.  Any reference to this Agreement or any other
               ----------
document shall include such document both as originally executed and as it may from time to time be supplemented and modified. References herein to Articles, Sections and Exhibits shall be construed as references to this Agreement unless a different document is named.

          1.6  OTHER TERMS.  The term "document" is used in its broadest sense
               -----------
and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms "including" and "include" shall mean "including (include), without limitation."

                                   ARTICLE 2
                                   ---------
                REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                ----------------------------------------------

          Borrower hereby represents and warrants to Lender as of the date of this Agreement, the date the Loan Proceeds are disbursed to Borrower, and each and every date during the existence of the Loan, or any portion thereof, as the context admits or requires, that:

          2.1  BORROWER'S CAPACITY.  Borrower is and shall continue to be a
               -------------------
corporation duly organized and existing under the Laws of the State of Delaware, and duly qualified to do business in any state in which the nature of its business requires it to be so qualified.

          2.2  VALIDITY OF LOAN DOCUMENTS.  The Loan Documents are and shall
               --------------------------
continue to be in all respects valid and binding upon Borrower according to their terms, subject to all Laws, including equitable principles, insolvency laws, and other matters applying to creditors generally; provided, however, that the implementation of such Laws do not and will not affect the ultimate realization of the security afforded thereby. The execution and delivery by Borrower of and the performance by Borrower of all its obligations under the Loan Documents have been duly authorized by all necessary action and do not and will not:

               (a) Require any consent or approval not heretofore obtained or any other person holding any interest or entitled to receive any interest issued or to be issued by Borrower or otherwise;

               (b) Violate any provision of the Organizational Documents or other agreements to which Borrower is bound;

               (c) Result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others or other encumbrance of any nature (other than under the Loan Documents) upon or with respect to any property now owned or leased or hereafter acquired by Borrower;

               (d) Violate any provision of any Laws, or of any order, writ, judgment, injunction, decree, determination, or award;

               (e) Result in a breach of or constitute a default under, cause or permit the acceleration of any obligation owed under, or require any consent under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which Borrower or any property of Borrower is bound or affected.

          2.3  BORROWER NOT IN DEFAULT OR VIOLATION.  Borrower is not in default
               ------------------------------------
under or in violation of any Laws, order, writ, judgment, injunction, decree, determination or award. Borrower is not in default under any obligation, agreement, instrument, loan, or indenture, whether to Lender or otherwise, or any lease. No event has occurred and is continuing, or would result from the making of the Loans or an Advance, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          2.4  NO GOVERNMENTAL APPROVALS REQUIRED.  Borrower does not require
               ----------------------------------
any authorization, consent, approval, order, license, exemption from, or filing, registration, or qualification with, any Governmental Agency in connection with the execution and delivery by Borrower, and the performance by Borrower, of all or any of its obligations under, the Loan Documents, except that filing and/or recording with Governmental Agencies may be required to perfect liens, security interest, or other charges or encumbrances granted Lender by Borrower.

          2.5  TAX LIABILITY.  Borrower has filed and shall file all tax returns
               -------------
(federal, state, and local) required to be filed and has paid and shall pay all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any.

          2.6  FINANCIAL STATEMENTS.  All Financial Statements, tax returns and
               --------------------
other financial information of Borrower which have heretofore been submitted to Lender fairly present the financial position of Borrower at the respective dates of their preparation. Since the dates of such Financial Statements, tax returns and other financial information, there has been no material adverse change in the financial condition of Borrower.

          2.7  PENDING LITIGATION.  There are no actions, suits, or proceedings
               ------------------
pending, or to the knowledge of Borrower threatened, against or affecting the Borrower, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, at Law or in equity, or before or by any Governmental Agency, except actions, suits, and proceedings that are fully covered by insurance or which, if adversely determined, would not substantially impair the ability of Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; and Borrower is not in default with respect to any order, writ, injunction, decree, or demand of any court or any Governmental Agency.

          2.8  VIOLATION OF LAWS.  Borrower has no knowledge of any violations
               -----------------
or notices of violations of any Laws relating to the Property.

          2.9  COMPLIANCE WITH ZONING ORDINANCES AND ENVIRONMENTAL LAWS.
               --------------------------------------------------------
Borrower and the Property presently comply with, and will in the future comply fully with, all applicable Laws, and all permits and approvals issued thereunder, affecting the improvements to be located upon the Property, the sale, operation, leasing or financing of the Property and the intended occupancy, use and enjoyment of the Property, including, but not limited to, all applicable subdivision Laws, licenses and permits, building codes, zoning ordinances, environmental protection Laws, flood disaster Laws, and all Laws pertaining to industrial hygiene and the environmental conditions on, under or about the Property, including, but not limited to, soil and groundwater condition. Borrower does not presently, and will not in the future, use, store, manufacture, generate, transport to or from, or dispose of any toxic substances, hazardous materials, hazardous wastes, radioactive materials, flammable explosives or related material on or in connection with the Property or the business of Borrower on the Property. Borrower does not presently, and will not in the future, permit any lessee on the Property to use, store, manufacture, generate, transport to or from, or dispose of any toxic substances, hazardous materials, hazardous waste, radioactive materials, flammable explosives, related material on or in connection with the Property or the business on the Property. ("Toxic substances," "hazardous materials" and "hazardous waste" shall include "Hazardous Substances" as defined in the Hazardous Substances Indemnity Agreement.) Borrower shall not seek, make or consent to any change in the zoning, conditions of use, or any other applicable land use permits, approvals or regulations pertaining to the Property, or any portion thereof, which would constitute a violation of the warranties and representations herein contained, or would otherwise impair the ability of Borrower to complete construction of any improvements now underway constituting the Property, or would change the nature of the use or occupancy of the Property.

          2.10 COMPLIANCE WITH ERISA.  Borrower does not and shall not maintain
               ---------------------
any employee benefit plan or other plan maintained for employees of Borrower which is or might be deemed to be covered by Title IV or ERISA, except plans that are or shall be in compliance with all applicable provisions of ERISA. No Reportable Event has occurred or is continuing with respect to any Plan.

          2.11 SOLVENCY.  Borrower is and shall continue to be able to pay its
               --------
debts as they mature and the realizable value of its Assets is, and at all times that it may have obligations hereunder shall continue to be, sufficient to satisfy any and all obligations hereunder.

          2.12 PRINCIPAL PLACE OF BUSINESS.  The principal place of business of
               ---------------------------
Borrower is as set forth under Section 7.11 of this Agreement. In the event that Borrower hereafter intends to move its principal place of business, it shall first give at least thirty (30) days' prior written notice to Lender of its intention so to move, the date that such move is anticipated, and its new address. No later than ten (10) days after commencement of the move by Borrower, Borrower will deliver such new Financing Statements (on Form UCC-1), Continuation Statements (on Form UCC-2) or other instruments as Lender may require.

          2.13 PERMITS.  Borrower possesses all licenses, permits, franchises,
               -------
patents, copyrights, trademarks, and trade names, or rights thereto, that are necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in material violation of any valid rights of others with respect to any of the foregoing.

                                   ARTICLE 3
                                   ---------
                                   THE LOAN
                                   --------

          3.1  THE LOAN.  Lender agrees, on the terms and conditions hereinafter
               --------
set forth, to make the Loan provided for in this Article. Borrower may repay or prepay the Loan Proceeds pursuant to this Article.

          3.2  NOTE.  The Loan shall be evidenced by the Note. Each payment
               ----
under the Loan shall be evidenced and recorded by Lender upon Lender's Loan Records, which recordation shall be prima facie evidence of such payment; provided, however, that the failure by Lender to make any such recordation shall not limit or otherwise affect the obligation of Borrower hereunder or under the Note.

          3.3  INTEREST.  Interest on the outstanding principal balance under
               --------
the Note shall accrue at the rate provided for in the Note and shall be paid as provided for in the Note.

          3.4  USE OF PROCEEDS.  The Loan Proceeds shall be used by Borrower to
               ---------------
purchase the Property.

          3.5  CONDITIONS PRECEDENT TO LOAN.  The obligation of Lender to make
               ----------------------------
the Loan is subject to and expressly conditioned upon the following:

               (a) Borrower, at its sole expense, shall deliver to Lender, at its office in Los Angeles, California, on or before the date of the first Advance the following, in form and substance satisfactory to Lender, in Lender's sole opinion and judgment:

                    (i)  The Note;

                    (ii)   The Guaranty;
                    (iii)  The Deed of Trust;
                    (iv)   The Assignment of Leases;
                    (v)    The UCC-1 Financing Statement;
                    (vi)   This Agreement;
                    (vii)  The Loan Disbursement Instructions;
                    (viii) The Agreement to Furnish Insurance;
                    (ix)   The Hazardous Substances Indemnity Agreement;
                    (x)    The Non-Disturbance and Attornment Agreements;
                    (xi)   The Tenant Estoppels;
                    (xii)  The Title Policy or evidence of a commitment thereof;
                    (xiii) The Insurance Policies;
                    (xiv) Such additional assignments, agreements, certificates, reports, approvals, instruments, documents, financing statements, consents, and opinions as Lender may reasonably request;

               (b) Review and approval by Lender, its counsel, or both, of true and correct copies of Borrower's Organizational Documents, matters affecting the Property, and all other Loan Documents;

               (c) Review and approval by Lender of true and correct copies of Financial Statements of Borrower;

               (d) No suit, action, or other proceeding of material consequence shall be pending or threatened which seeks to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or to obtain damages or other relief in connection therewith;

          3.6  LIMITATIONS ON ADVANCES AND PAYMENTS.
               ------------------------------------

               (a) The Loan Proceeds shall be disbursed in accordance with the provisions of Section 3.4 above;

               (b) Borrower shall have the right at any time to prepay any portion of the Principal Balance bearing interest at the Prime Rate without premium or penalty. Borrower shall have no right to prepay any portion of the Principal Balance bearing interest at the Libor Rate or Fixed Rate. Any such prepayment shall not result in a reamortization, deferral, postponement, suspension or waiver of any and all other payments due under the Note.

               (c)  Payments shall be as provided for in the Note;

               (d) Borrower hereby authorizes Lender, if and to the extent any payment of principal or interest or sum otherwise due hereunder is not promptly made pursuant to the Note, and to the extent of any obligation of Borrower to Lender under this Agreement or any other agreement, to charge against any account of Borrower with Lender an amount equal to part or all of the principal costs and expenses, and accrued interest from time to time due and payable to Lender under the Note or otherwise. Lender is under no obligation to charge such past due payments against any account of Borrower, but may elect to do so in Lender's sole and absolute opinion and judgment;

          (e) If, with respect to the Loan there is, due to either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in any Law or regulation or in the interpretation thereof, or (ii) the compliance by Lender with any new guidelines or request from any central bank or other governmental authority (whether or not having the force of Law), any increase in the cost of Lender of agreeing to make or making, funding or maintaining such Loan, then Borrower shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to indemnify Lender against such increased costs. A certificate as to the amount of such increased costs submitted to Borrower by Lender shall be prima facie evidence of the increased costs, and shall be immediately due and payable upon demand.

     3.7  SECURITY. The Loan shall be secured by the following, in each case,
          --------
subject only to the Permitted Encumbrances:

          (a) The Property;

          (b) Any leases, subleases, and consession rights now or in the future affecting the Property or any part thereof;

     3.8  GUARANTY. As further support for the repayment of the Loan, each
          --------
Guarantor shall guarantee repayment thereof pursuant to the Guaranty.

     3.9  DEPOSIT ACCOUNT. Borrower shall maintain its operating account with
          ---------------
Lender at all times during the term of this Agreement.


                                   ARTICLE 4
                                   ---------
                             BORROWER'S COVENANTS
                             --------------------

     In addition to anything else herein stated, Borrower agrees:

     4.1  INSURANCE. To obtain and at all times maintain hazard and liability
          ---------
insurance in amount and form satisfactory to Lender and issued by a company or companies rated B+ or better in Best's Key Rating Guide. The insurance is to include business interruption, boiler and machinery and glass insurance. Lender is to be a loss payable payee under the hazard insurance and an additional insured under said liability insurance. Said liability insurance is to include, but not be limited to, workman's compensation and employer's liability insurance. In the event any portion of the Property is determined to be in a Flood Hazard Area at any time as reported by the U.S. Secretary of the Department of Housing and Urban Development, Borrower shall obtain and at all times maintain flood hazard insurance satisfactory to Lender. All policies or a certificate acceptable to Lender shall be delivered to Lender together with evidence of payment of premium thereon and an agreement to give Lender at least thirty (30) days' prior notice of any material changes, termination, or expiration of the policies. All insurance policies provided under any lease with tenants of the Property shall be assigned to Lender as additional security.

     4.2  RIGHT OF ENTRY. Lender and Lender's employees or agents shall have the
          --------------
right upon twenty four (24) hours prior notice to enter upon Borrower's premises during normal business hours for whatever purpose Lender deems appropriate, including, without limitation, inspection of the premises and the posting of such notices and other written or printed material thereon as Lender may deem appropriate or desirable.

     4.3  LENDER MAY EXAMINE BOOKS AND RECORDS. Lender shall have the right,
          ------------------------------------
from time to time, acting by and through its employees or agents, to examine the books, records, and accounting data of Borrower, and to make extracts therefrom or copies thereof. Borrower shall promptly make such books, records, and accounting data available to Lender, as stated above, upon written request, and upon like request shall promptly advise Lender, in writing, of the location of such books, records, and accounting data.

     4.4  NO AUTOMATIC SET-OFF. The existence of the deposit account described
          --------------------
in Article 3 Section 3.9 and/or the fact of any sum or sums being on deposit in said account shall in no way constitute a set-off against or be deemed to compensate the obligation of the Loan or any payment or performance due under this Agreement or any of the other Loan Documents, unless and until the Lender, by affirmative action, shall so apply said account or any portion thereof and then only to the extent thereof so designated by Lender.

     4.5  PAYMENT OF TAXES. Borrower shall pay and discharge all taxes,
          ----------------
assessments, and governmental charges or levies imposed upon Borrower or upon its income or profits, or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid might become a lien or charge of a material nature upon any of its properties, provided that Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto.

     4.6  PRESERVATION OF CORPORATE EXISTENCE. Borrower shall preserve and
          -----------------------------------
maintain its respective corporate existence, right, franchises and privileges in the jurisdiction of incorporation, and qualify and remain qualified as a foreign corporation in any jurisdiction in which such qualification is or may be necessary, in view of Borrower's business and operations or the ownership of its properties, including the Property.

     4.7  COMPLIANCE WITH LAWS AND CONTRACTS. Borrower shall comply with the
          ----------------------------------
requirements of all applicable Laws and orders of any Governmental Agency, provided that if Borrower has not so complied by the date prescribed in any such Law or order, regulation, Borrower shall comply therewith by the date set forth in any order of the Governmental Agency charged with the enforcement of such Law, rule or regulation if such date is later, and comply with all contracts, agreements, indentures or instruments by which it is bound.

     4.8  MAINTENANCE OF PROPERTIES. Borrower shall use its best efforts to
          -------------------------
maintain and preserve, or cause to be maintained and preserved, all of its properties, necessary or useful in the proper conduct of its business, including such as may be under lease, in good working order and condition, ordinary wear and tear excepted.

     4.9  Intentionally deleted.

     4.10 Intentionally deleted.

     4.11 Intentionally deleted.

     4.12 Intentionally deleted.

     4.13 Intentionally deleted.

     4.14 REPORTING REQUIREMENTS. So long as Borrower shall have any obligation
          ----------------------
to Lender under this Agreement, Borrower shall deliver to the Lender the following financial statements and reports:

          (a) As soon as practicable and in any event within fifteen (15) days after Borrower knows or should reasonably have known of the commencement of any legal action against it, except actions seeking money judgement that are fully insured or bonded or reasonably estimated to involve less than $100,000.00, a report of the commencement of such action containing a statement signed by the chief financial officer of Borrower setting forth details such legal action and any action Borrower proposes to take with respect thereto;

          (b) Within fifteen (15) days of the occurrence of any Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, a report regarding such Event of Default or event setting forth details and describing any action which Borrower proposes to take with respect thereto, signed by an officer of Borrower;

          (c) Any change in name of Borrower or use of any trade names or trade styles not presently used;

          (d) As soon as practicable and in any event within forty five (45) days after the end of each quarter of each fiscal year of Borrower, balance sheets of Borrower as of end of each such quarter and a statement of earnings and surplus for each such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of Borrower as having been prepared in accordance with GAAP consistent with those applied in the preparation of the Financial Statements referred to in subsection 4.14(e), together with a certificate of said officer stating that he/ she has no knowledge that an Event of Default, or any event which, with notice or lapse of time, or both, would constitute an Event of Default or such event has occurred and is continuing or, if an Event of Default or such event has occurred and is continuing, a statement as to the nature thereof and the action which Borrower proposes to take with respect thereto and a certificate of the said officer certifying to the best of such officer's knowledge after reasonable inquiry Borrower's compliance with all covenants contained herein:

          (e) As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, a copy of the (unqualified) Financial Statements for such year, audited by an independent certified public accountant of recognized standing acceptable to Lender and within fifteen (15) days of filing each year, a copy of Borrower's federal and state income tax returns, complete with supporting schedules and exhibits;

          (f) Within sixty (60) days after the end of each fiscal year, a certificate of the president and chief financial officer of Borrower stating that neither such officer has any knowledge that an Event of Default or any event which, with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, or if, in the opinion of either such officer, an Event of Default or such an event has occurred and is continuing, a statement as to the nature thereof;

          (g) Promptly upon receipt thereof, one (1) copy of any other report submitted to Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower;

          (h) Within five (5) days of (i) any contact from any Governmental Agency concerning any environmental protection Laws, including, but not limited to, any notice of any proceeding or inquiry with respect to the presence of any hazardous waste, toxic substances or hazardous materials on the Property or the migration thereof from or to other property, (ii) any and all claims made or threatened by any third party against or relating to the Property concerning any loss or injury resulting from toxic substances, hazardous waste, or hazardous materials, or (iii) Borrower's discovery of any occurrence or condition on any property adjoining or in the vicinity of the Property that could cause the Property, or any part thereof, to be subject to any restrictions on the ownership, occupancy, transferability, or loss of the Property under any Law, Borrower shall deliver to Lender a report regarding such contact and setting forth in detail and describing any action which Borrower proposes to take with respect thereto, signed by an officer of Borrower (Lender acknowledges that Borrower has advised Lender that the Property is located within the San Fernando SuperFund site);

          (i) Within five (5) business days of becoming aware of any developments or other information which may materially and adversely affect Borrower's properties, business, prospects, profits or condition (financial or otherwise) or Borrower's ability to perform this agreement or the other Loan Documents, telephonic or telegraphic notice specifying the nature of such development or information and such anticipated effect, which shall be promptly confirmed in writing;

          (j) As soon as available and in any event within forty five (45) days after the end of each semi-annual period of Borrower, copies of the rent roll and operating statements on the Property, in form and substance satisfactory to Lender;

          (k) As soon as available and in any event within fifteen (15) days of filing and release, in the event the company goes public, copies of the 10Q and 10K financial statements of Borrower, in form and substance satisfactory to Lender; and

          (l) Such other information respecting the business, properties or the condition or operations, financial or otherwise, of Borrower as the Lender may from time to time reasonably request.


                                   ARTICLE 5
                                   ---------
                               EVENTS OF DEFAULT
                               -----------------

     An "Event of Default" shall be deemed to have occurred hereunder if:

     5.1  DEFAULT UNDER LOAN DOCUMENTS. Borrower shall fail to pay principal or
          ----------------------------
interest, or both, when due under the terms of the Notes; or Borrower shall fail to perform or observe any term, covenant, or agreement contained in this Agreement or in any of the other Loan Documents, which failure may be cured by the payment of money, and, in any of such events, such failure shall continue for a period of ten (10) days from the date such payment or performance was due; or Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or in any of the other Loan Documents, which failure cannot be cured by the payment of money and such failure shall continue for a period of fifteen (15) days after the Lender shall have given written notice to Borrower specifying such default; provided however, that if such non-monetary default is curable but is of a nature that such cure cannot be completed within such fifteen (15) day period, Borrower shall be allowed to cure such default if Borrower shall promptly commence such cure after receipt of such notice and diligently prosecutes the same to completion after receipt of such notice, (provided further, however, that in no event shall such extension operate to extend the Maturity Date); or

     5.2  BREACH OF WARRANTY. Any warranties or representations made or agreed
          ------------------
to be made in this Agreement or in any of the other Loan Documents shall be breached in any material respect or shall prove to be false or misleading in any respect when made; or

     5.3  LITIGATION AGAINST BORROWER. Any suit shall be filed against Borrower,
          ---------------------------
which, if adversely determined, could substantially impair the ability of Borrower to perform any or all of its obligations under and by virtue of this Agreement or any of the other Loan Documents, unless Borrower's counsel furnishes to Lender its opinion, to the satisfaction of Lender and Lender's counsel, that, in its judgment the suit is essentially without merit; or

     5.4  LEVY UPON PROPERTY. A levy shall be made on the Property under any
          ------------------
process and such levy shall not be bonded over or shall continue unstayed for thirty (30) days or more.

     5.5  ACCELERATION OF OTHER DEBTS. Borrower does, or omits to do, any act,
          ---------------------------
or any event occurs, as a result of which any material obligation of Borrower, whether or not arising hereunder and/or relating to or affecting the Property or Borrower's ability to perform hereunder, may be declared immediately due and payable by the holder thereof; or

     5.6  TRANSFER OF PROPERTY. Borrower shall, without the prior written
          --------------------
consent of Lender, which consent the Lender may either give or withhold in its sole and absolute opinion and judgment voluntarily, involuntarily or by operation of law, sell, transfer, convey, lease (except for leases on commercially reasonable terms at current market rents for similar property), or encumber the Property, or any interest therein except as permitted herein, or shall contract for such sale, transfer, conveyance, or encumbrance unless the contract provides for repayment of the Loan in full at the time of conveyance; or

     5.7  BANKRUPTCY. Borrower shall fail to pay its debts as they become due,
          ----------
or shall make an assignment for the benefit of its creditors, or shall admit, in writing, its inability to pay its debts as they become due, or shall file a petition under any chapter of the Federal Bankruptcy Code or any similar law, now or hereafter existing, or shall become "insolvent" as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a dismissal of such case within sixty (60) calendar days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt or insolvent, or shall have a custodian, trustee, or receiver appointed for, or have any court take jurisdiction of, its properties, or any part thereof, in any voluntary or involuntary proceeding, including, but not limited to, those for the purpose of reorganization, arrangement, dissolution, or liquidation, and such custodian, trustee, or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated, or stayed within sixty (60) days after the appointment; or

     5.8  BORROWER STATUS. Without Lender's prior written consent, Borrower
          ---------------
shall be liquidated, dissolved, or fail to maintain its status as a going concern; or

     5.9   EXECUTION LEVY. Execution shall have been levied against the
           --------------
Property or any lien creditor shall commence suit to enforce a judgment lien against the Property and such action or suit shall not have been bonded or shall continue unstayed for a period of thirty (30) days or more;

     5.10  ATTACHMENT. Any proceeding shall be brought, the object of which is
           ----------
that any part of the Lender's commitment to make the Advances hereunder shall at any time be subject or liable to attachment or levy by any creditor of Borrower; or

     5.11  DESTRUCTION. Any part or all of the Property is materially damaged or
           -----------
destroyed by fire or other casualty and the loss shall prove to be inadequately covered by insurance actually collected or in the process of collection to restore the Property to its condition prior to such fire or other casualty unless Borrower deposits with Lender the amount, in the form of cash or a letter of credit acceptable to Lender, as estimated by Lender which together with available insurance proceeds will be adequate to restore the Property to its condition prior to such fire or casualty; or

     5.12  EMINENT DOMAIN. Any material part or all of the Property shall be the
           --------------
subject of an eminent domain proceeding or a taking adverse to the interest of Lender; or

     5.13  MISREPRESENTATION AND/OR NON-DISCLOSURE. Borrower has made certain
           ---------------------------------------
statements and disclosures in order to induce Lender to make the Loan and enter into this Agreement, and, in the event Borrower has made material misrepresentations or failed to disclose any material fact, Lender may treat such misrepresentation or omission as a breach of this Agreement. Such action shall not affect any remedies Lender may have for such misrepresentation or non-disclosure, as such, or under its Deed of Trust for such misrepresentation or concealment; or

     5.14  ERISA. Any of the following events occur or exist with respect to
           -----
Borrower:

           (a)  Any Reportable Event with respect to any Plan;

           (b) The filing under Title IV of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

           (c) Any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings for the termination of, or for the appointment of a trustee to administrate any Plan, or the institution by the PBGC of any such proceeding; or

     5.15  FINANCIAL CONDITION. There shall be any material adverse changes in
           -------------------
Borrower's financial condition.

     5.16  DEFAULT UNDER GUARANTY. Any Guarantor is declared to be in default
           ----------------------
under the terms of its Guaranty.

                                   ARTICLE 6
                                   ---------
                                   REMEDIES
                                   --------

     6.1   CEASE PAYMENT AND/OR ACCELERATE. Upon, or at any time after, the
           -------------------------------
occurrence of an Event of Default or upon the occurrence of a default in any other joint and/or several obligation or obligations of the Borrower, to Lender, Lender shall have no obligation to make any further Advances, all sums disbursed or advanced by Lender and all accrued and unpaid interest thereon shall, at the option of Lender, become immediately due and payable, and Lender shall be released from any and all obligations to Borrower under the terms of this Agreement.

     6.2  RIGHTS AND REMEDIES NON-EXCLUSIVE. In addition to the specific rights
          ---------------------------------
and remedies hereinabove mentioned, Lender shall have the right to avail itself of any other rights or remedies to which it may be entitled, at Law or in equity, including, but not limited to, the right to realize upon any or all of its security and/or the right to enforce the Guaranty, and to do so in any order. Furthermore, the rights and remedies set forth above are not exclusive, and Lender may avail itself of any individual right or remedy set forth in this Agreement, or available at Law or in equity, without utilizing any other right or remedy.

                                   ARTICLE 7
                                   ---------
                     GENERAL CONDITIONS AND MISCELLANEOUS
                     ------------------------------------

     7.1  NONLIABILITY OF LENDER. Borrower acknowledges and agrees that by
          ----------------------
accepting or approving anything required to be observed, performed, fulfilled, or given to Lender pursuant to this Agreement or the other Loan Documents, including any certificate, Financial Statement, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation to anyone with respect thereto by Lender.

     7.2  NO THIRD PARTIES BENEFITTED. This Agreement is made for the purpose of
          ---------------------------
defining and setting forth certain obligations, rights, and duties of Borrower and Lender in connection with the Loan. It shall be deemed a supplement to the Note and the other Loan Documents, and shall not be construed as a modification of the Note or the other Loan Documents, except as provided herein. It is made for the sole protection of Borrower and Lender, and Lender's successors and assigns. No other person shall have any rights of any nature hereunder or by reason hereof or the right to rely hereon. In the event of a conflict between this Agreement and the Note, the provisions of the Note shall control. In the event of a conflict between this Agreement and the Deed of Trust, the provisions of this Agreement shall control.

     7.3  INDEMNITY BY BORROWER. Borrower hereby indemnifies and agrees to hold
          ---------------------
harmless Lender and its directors, officers, agents and employees (individually and collectively the "Indemnitee(s)") from and against:

          (a) Any and all claims, demands, actions or causes of actions that are asserted against any Indemnitee by any person if the claim, demand, action or cause of action, directly or indirectly, relates to a claim, demand, action or cause of action that the person has or asserts against Borrower; and

          (b) Any and all liabilities, losses, costs or expenses (including court costs and attorneys' fees) that any Indemnitee suffers or incurs as a result of the assertion of any claim, demand, action or cause of action specified in this Section 7.3.

     7.4  CHANGE IN LAWS. In the event of the enactment, after the date of this
          --------------
Agreement, of any Laws: (a) deducting from the value of property for the purpose of taxation of any lien or security interest thereon; (b) imposing upon Lender the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Borrower; (c) changing in any way the Laws relating to the taxation of deeds of trust or mortgages or security agreements, or the interest of the mortgagee or secured party in the property covered thereby; or (d) the manner of collection of such taxes so as to affect the Deed of Trust secured thereby or Lender, then, and in any such event, Borrower, upon demand by Lender, shall promptly pay such taxes, assessments, charges or liens, or reimburse Lender therefor. If Borrower shall be prohibited from paying such tax or from reimbursing Lender for the amount thereof, Borrower shall execute a modification to the Loan Documents which modification shall increase the interest rate payable pursuant to the Note so as to permit Lender to maintain its yield as if such tax had not been imposed. If Borrower shall be prohibited from executing the above-referenced modifications, Lender may, in Lender's sole opinion and judgment, declare the principal of all amounts disbursed and owing under the Note, this Agreement, and the other Loan Documents (including all obligations secured by this Agreement or the other Loan Documents) and all other indebtedness of Borrower to Lender, together with interest thereon, to be forthwith due and payable, regardless of any other specified maturity or due date.

     7.5  TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and
          ----------------------
of each and every provision hereof. The waiver by Lender of any breach or breaches hereof shall not be deemed, nor shall the same constitute, a waiver of any subsequent breach or breaches.

     7.6  BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and
          --------------------------
inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign its rights hereunder or any interest herein without the prior written consent of Lender. Lender shall have the right to assign its rights under this Agreement or the other Loan Documents and to grant participations in the Loan to others, but all waivers or abridgements of Borrower's obligations that may be granted from time to time by Lender in writing, shall be binding upon such assignees or participants.

     7.7  EXECUTION IN COUNTERPARTS. This Agreement and any other Loan
          -------------------------
Document, except the Note and the Deed of Trust, may be executed in any number of counterparts, and any party hereto or thereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original, and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereon or thereof, as the case may be, have been executed by all the parties hereto or thereto.

     7.8  INTEGRATION; AMENDMENTS; CONSENTS. This Agreement, together with the
          ---------------------------------
documents referred to herein, constitutes the entire agreement of the parties touching upon the subject matter hereof, supersedes any prior negotiations or agreements on such matter. No amendment, modification or supplement of any provision of this Agreement or any of the other Loan Documents shall be effective unless in writing, signed by Lender and Borrower; and no waiver of any of Borrower's obligations under this Agreement or any of the other Loan Documents or consent to any departure by Borrower therefrom shall be effective unless in writing, signed by Lender, and then only in the specific instance and for the specific purpose given.

     7.9  COSTS, EXPENSES AND TAXES. Borrower shall pay to Lender, on demand:
          -------------------------

          (a) The reasonable attorneys' fees and out-of-pocket expenses incurred by Lender in connection with the negotiation, preparation, execution, delivery and administration of the

Agreement and any other Loan Document and any matter related thereto, including, but not limited to, appraisals of the Property;

          (b) The reasonable costs and expenses of Lender in connection with the enforcement of this Agreement and any other Loan Document and any matter related thereto, including the reasonable fees and out-of-pocket expenses of any legal counsel, independent public accountants, and other outside experts retained by Lender; and

          (c) All costs, expenses, fees, premiums and other charges relating to or arising from this Agreement or any of the other Loan Documents or any transactions contemplated hereby or thereby or the compliance with any of the terms and conditions hereof or thereof, including, but not limited to, recording fees, filing fees, credit report fees, release or reconveyance fees, title insurance premiums and the cost of realty tax service for the term of the Loan.

          All sums paid or expended by Lender under the terms of this Agreement shall be considered to be, and shall be, a part of the Loan. All such sums, together with all amounts to be paid by Borrower pursuant to this Agreement, shall bear interest from the date of expenditure at the default rate provided in the Note, shall be secured by the Deed of Trust and shall be immediately due and payable by Borrower upon demand.

     7.10  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and
           -----------------------------------------
warranties of Borrower contained herein or in any other Loan Document shall survive the making of the Loan and the execution and delivery of the Note, and are material and have been or will be relied upon by Lender, notwithstanding any investigation made by Lender or on behalf of Lender. For the purpose of this Agreement, all statements contained in any certificate, agreement, Financial Statement, or other writing delivered by or on behalf of Borrower pursuant hereto or to any other Loan Document or in connection with the transactions contemplated hereby or thereby shall be deemed to be representations and warranties of Borrower contained herein or in the other Loan Documents, as the case may be.

     7.11  NOTICES. All notices, requests, demands, directions, and other
           -------
communications provided for hereunder and under any other Loan Document (a "Notice"), must be in writing and must be mailed by registered mail, telegraphed, delivered or sent by telex, cable or other form of electronic written communication to the appropriate party at its respective address set forth below or, as to any party, at any other address as may be designated by it in a written notice sent to the other parties in accordance with this Section.

          Any notice given by telegram, telex, cable or other form of electronic written communication must be confirmed within forty-eight (48) hours by letter mailed or delivered to the appropriate party at its respective address. If any notice is given by mail, it will be effective three (3) calendar days after being deposited in the mails with registered postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telex or other form of electronic written communication, when sent; or if given by personal delivery, when delivered.

           Such notices will be given to the following:

           To Lender:    TOKAI BANK OF CALIFORNIA
                         Attention: Commercial Banking Department
                         300 South Grand Avenue
                         Los Angeles, California 90071

           To Borrower:  FOUR MEDIA COMPANY
                         2813 West Alameda Avenue
                         Burbank, California 91505-4455

     7.12  FURTHER ASSURANCES. Borrower shall, at its sole expense and without
           ------------------
expense to Lender, do, execute and deliver such further acts and documents as Lender from time to time may reasonably require for the purpose of assuring and confirming unto Lender the rights hereby created or intended, now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Documents, or for assuring the validity of any security interest.

     7.13  GOVERNING LAW. The Loan shall be deemed to have been made in
           -------------
California, and this Agreement and the other Loan Documents shall be governed by and construed and enforced in accordance with the Laws of the State of California.

     7.14  SEVERABILITY OF PROVISIONS. If any provision of this Agreement or of
           --------------------------
any of the other Loan Documents is held to be inoperative, unenforceable or invalid, such provision shall be inoperative, unenforceable or invalid without affecting the remaining provisions; this Agreement and the other Loan
Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement or the other Loan Documents; and to this end the provisions of this Agreement and the other Loan Documents are declared to be severable, remaining in full force and effect.

     7.15  JOINT AND SEVERAL OBLIGATIONS. If this Agreement is executed by more
           -----------------------------
than one person as Borrower, the obligations of each of such persons hereunder shall be joint and several obligations.

     7.16  CONSTRUCTION. Whenever the context of this Agreement requires, the
           ------------
singular shall include the plural and the masculine gender shall include the feminine and/or neuter.

     7.17  HEADINGS. Article and Section headings in this Agreement are included
           --------
for convenience of reference only and are not part of this Agreement for any other purpose.

     IN WITNESS WHEREOF, Borrower and Lender have hereunto caused this Agreement to be executed on the date first above written.

"Lender"                                 "Borrower"

TOKAI BANK OF CALIFORNIA, a California   FOUR MEDIA COMPANY, a Delaware
banking corporation                      corporation


By:                                      By: /s/ JOHN SABIN
    ----------------------------------       ----------------------------------
        ANTHONY CRUZ                             JOHN SABIN
        Vice President                           Vice President/Chief Financial
        Commercial Banking Department            Officer



By:
    ----------------------------------
        STEPHEN MOYER
        Vice President